UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 15, 2021

CLEANSPARK, INC.

(Exact name of Registrant as specified in its charter)

Nevada	001-39187	87-0449945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2370 Corporate Circle, Suite 160

Henderson, NV 89074

(Address of Principal Executive Offices)

(702) 941-8047

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CLSK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A (this “Amendment”) is being filed as an amendment to the Current Report on Form 8-K filed by CleanSpark, Inc. (the “Company”) on September 17, 2021 (the "Original Form 8-K"). The sole purpose of this Amendment is to provide information regarding the determination of the Board of Directors of the Company (the “Board”) as to how frequently the Company will conduct future stockholder advisory votes on the compensation of the Company’s named executive officers. No other changes are being made to the Original Form 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders

Say-On-Frequency Determination

(d) At the Annual Meeting of Stockholders of the Company held on September 15, 2021 (the “Annual Meeting”), the Company’s stockholders voted on, among other matters, an advisory vote regarding the frequency of future stockholder advisory votes on the compensation of the Company’s named executive officers. The frequency of two years received the highest number of votes at the Annual Meeting. Based on these advisory vote results, the Board has determined that the Company will hold a stockholder advisory vote on executive compensation every two years until the next required vote on the frequency of future executive compensation votes. As a result, the Company expects that the next advisory vote on the compensation of the Company’s named executive officers will be submitted to stockholders at the Company’s Annual Meeting of Stockholders in 2023.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEANSPARK, INC.

Dated: January 13, 2022	By:	/s/ Zachary K. Bradford
Zachary K. Bradford
Chief Executive Officer and President

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